Corporate Communications
P: 615.269.8175
News Release
HEALTHCARE REALTY TRUST REPORTS RESULTS FOR THE THIRD QUARTER

NASHVILLE, Tennessee, November 9, 2022 - Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the third quarter ended September 30, 2022. The Company reported net income attributable to common stockholders of $28.3 million, or $0.08 per diluted common share, for the quarter ended September 30, 2022. Normalized FFO for the three months ended September 30, 2022 totaled $129.4 million, or $0.39 per diluted common share.
Salient quarterly highlights include:
•The Company completed the merger with Healthcare Trust of America, Inc. on July 20, 2022. Legacy HR was the accounting acquirer in the reverse merger structure. Unless otherwise noted, all financial information prior to the completion of the merger relates to Legacy HR.
•Normalized FFO per share totaled $0.39. With the full quarter pro-forma and run-rate adjustments as outlined below, expected run-rate normalized FFO is $0.40 per share. These quarterly amounts include the negative effect of non-cash, merger-related fair value debt adjustments of $0.03 per share. See the section below for a reconciliation of these items.
•Same store cash NOI for the third quarter increased 2.8% over the prior year. For the trailing twelve months ended September 30, 2022, same store cash NOI grew 2.4%. The same store portfolio includes 589 properties from combined Legacy HR and HTA, comprising 83% of total cash NOI.
•Predictive growth measures in the same store portfolio include:
◦Average in-place rent increases of 2.64%
◦Future annual contractual increases of 2.8% for leases commencing in the quarter
◦Weighted average cash leasing spreads of 2.9% on 634,000 square feet renewed:
▪10% (<0% spread)
▪26% (0-3%)
▪43% (3-4%)
▪22% (>4%)
◦Tenant retention of 79.1%
•Portfolio leasing activity in the third quarter totaled 1,086,000 square feet related to 317 leases:
◦694,000 square feet of renewals
◦392,000 square feet of new and expansion leases
•In the third quarter, the Company realized $16.4 million of annualized synergies, or nearly half of the projected $33-$36 million of annual G&A synergies. The Company expects to realize approximately $18 million of remaining annual G&A savings evenly over the next three quarters. This equates to an incremental $1.5 million of G&A savings for each of the next three quarters.
•Associated with the merger, the Company has closed $922 million in joint ventures and asset sale transactions at a weighted average cap rate of 4.6%. Transactions totaling $105 million are under contract

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and expected to close in November. In December, the Company expects to complete the remaining sales that will bring the total to over $1.1 billion at an expected weighted average cap rate of 4.8%.
•Since the end of the second quarter, the Company acquired nine medical office buildings totaling 249,000 square feet for $94.9 million. The properties are all located in existing markets and expand clusters in high growth markets, including Atlanta, Nashville and Raleigh.
•Since the end of the third quarter, the Company entered into new interest rate swaps totaling $250 million, bringing fixed rate debt to 86% of total debt, excluding the remaining balance on the asset sale term loan.
•Run-rate net debt to adjusted EBITDA on a full quarter proforma basis was 6.3 times at the end of the quarter. For a reconciliation to expected run-rate amounts, see the section below.
•A dividend of $0.31 per share will be paid on November 30, 2022 to stockholders of record on November 15, 2022.

The following table provides a reconciliation of the current quarter full proforma normalized FFO, FAD and Adjusted EBITDA to an expected quarterly run-rate. The expected run-rates do not adjust for future changes in interest rates, portfolio NOI growth, or external investment activity. The expected run-rates also do not include any dispositions beyond those expected to repay the $1.125 billion asset sale term loan.

RUN-RATE ADJUSTED EBITDA, NORMALIZED FFO AND FAD
	NORMALIZED FFO	FAD	ADJUSTED EBITDA	NET DEBT
Q3 2022 proforma full quarter	$150,884	$118,835	$212,759	$5,840,802
NOI adjustments for asset sales: [1]
Q3 NOI recognized on assets sold during the quarter [2]	(3,997)	(3,944)	—	—
October asset sales completed	(1,625)	(1,600)	(1,625)	(136,000)
Expected November asset sales	(1,400)	(1,300)	(1,400)	(105,000)
Expected December asset sales	(3,000)	(2,875)	(3,000)	(182,000)
Q3 acquisition timing [2]	918	865	—	—
Q3 recognized interest expense on the asset sale term loan	5,419	5,151	—	—
Reversal of Q3 seasonal utilities	2,500	2,500	2,500	—
Remaining expected G&A synergies [3]	4,500	4,500	4,500	—
Normalized maintenance capex [4]	—	4,500	—	—
Adjusted run-rate	$154,199	$126,632	$213,734	$5,417,802
Per share	$0.40	$0.33
Net debt to adjusted EBITDA				6.3x
FFO wtd avg common shares outstanding - diluted	384,615	384,615
Merger-related fair value debt adjustment	$11,844
Per share	$0.03

1FFO and EBITDA includes the impact of straight-line rent.
2Adjustments to reflect quarterly NOI/EBITDA from properties acquired or disposed of in the quarter.
3The Company expects to realize $1.5 million per quarter in incremental G&A savings over each of the next three quarters.
4Quarterly maintenance capex as a percentage of NOI was 17.6%. The Company expects a run rate of 16% of run-rate adjusted cash NOI.

Healthcare Realty Trust is a real estate investment trust that integrates owning, managing, financing and developing income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States. As of September 30, 2022, the Company was invested in over

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700 real estate properties totaling more than 40 million square feet and provided leasing and property management services to over 35 million square feet nationwide.

Additional information regarding the Company, including this quarter's operations, can be found at www.healthcarerealty.com. Please contact the Company at 615.269.8175 to request a printed copy of this information. In addition to the historical information contained within, this press release contains certain forward-looking statements with respect to the Company. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially and in adverse ways from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, without limitation, the following: failure to realize the expected benefits of the Merger; significant transaction costs and/or unknown or inestimable liabilities; the risk that HTA’s business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; risks related to future opportunities and plans for the Company, including the uncertainty of expected future financial performance and results of the Company; the possibility that, if the Company does not achieve the perceived benefits of the Merger as rapidly or to the extent anticipated by financial analysts or investors, the market price of the Company’s common stock could decline; general adverse economic and local real estate conditions; changes in economic conditions generally and the real estate market specifically; legislative and regulatory changes, including changes to laws governing the taxation of REITs and changes to laws governing the healthcare industry; the availability of capital; changes in interest rates; competition in the real estate industry; the supply and demand for operating properties in the Company’s proposed market areas; changes in accounting principles generally accepted in the US; policies and guidelines applicable to REITs; the availability of properties to acquire; the availability of financing; pandemics and other health concerns, and the measures intended to prevent their spread, including the currently ongoing COVID-19 pandemic; and the potential material adverse effect these matters may have on the Company’s business, results of operations, cash flows and financial condition. Additional information concerning the Company and its business, including additional factors that could materially and adversely affect the Company’s financial results, include, without limitation, the risks described under Part I, Item 1A - Risk Factors, in the Company’s 2021 Annual Report on Form 10-K and in its other filings with the SEC.

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Consolidated Balance Sheets [1]
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

ASSETS
		2Q 2022
	3Q 2022	Combined	Legacy HR	Legacy HTA
Real estate properties
Land	$1,449,550	$1,104,700	$456,306	$648,394
Buildings and improvements	11,439,797	11,447,844	4,673,026	6,774,818
Lease intangibles	968,914	382,738	—	382,738
Personal property	11,680	11,799	11,799	—
Investment in financing receivables, net	118,919	118,446	118,446	—
Financing lease right-of-use assets	79,950	71,632	71,632	—
Construction in progress	43,148	31,980	16,728	15,252
Land held for development	73,321	22,952	22,952	—
Total real estate investments	14,185,279	13,192,091	5,370,889	7,821,202
Less accumulated depreciation and amortization	(1,468,736)	(3,102,055)	(1,402,509)	(1,699,546)
Total real estate investments, net	12,716,543	10,090,036	3,968,380	6,121,656
Cash and cash equivalents	57,583	64,026	34,312	29,714
Restricted cash	—	4,559	—	4,559
Assets held for sale, net	185,074	—	—	—
Operating lease right-of-use assets	321,365	353,807	126,204	227,603
Investments in unconsolidated joint ventures	327,752	272,851	210,781	62,070
Other assets, net and goodwill	587,126	578,948	209,200	369,748
Total assets	$14,195,443	$11,364,227	$4,548,877	$6,815,350

LIABILITIES AND STOCKHOLDERS' EQUITY
		2Q 2022
	3Q 2022	Combined	Legacy HR	Legacy HTA
Liabilities
Notes and bonds payable	$5,570,139	$5,158,398	$2,063,755	$3,094,643
Accounts payable and accrued liabilities	231,018	255,883	84,210	171,673
Liabilities of properties held for sale	10,644	—	—	—
Operating lease liabilities	268,840	291,739	94,748	196,991
Financing lease liabilities	72,378	62,195	62,195	—
Other liabilities	203,398	176,844	66,102	110,742
Total liabilities	6,356,417	5,945,059	2,371,010	3,574,049
Stockholders' equity
Preferred stock, $0.01 par value; 200,000 shares authorized	—	—	—	—
Common stock, $0.01 par value; 1,000,000 shares authorized	3,806	3,807	1,516	2,291
Additional paid-in capital	9,586,556	9,185,292	4,002,526	5,182,766
Accumulated other comprehensive income/(loss)	5,524	4,536	(1,250)	5,786
Cumulative net income attributable to common stockholders	1,342,819	1,314,515	1,314,515	—
Cumulative dividends [1]	(3,211,492)	(5,171,621)	(3,139,440)	(2,032,181)
Total stockholders' equity	7,727,213	5,336,529	2,177,867	3,158,662
Non-controlling interest	111,813	82,639	—	82,639
Total Equity	7,839,026	5,419,168	2,177,867	3,241,301
Total liabilities and stockholders' equity	$14,195,443	$11,364,227	$4,548,877	$6,815,350

1Includes legacy HTA's cumulative dividends in excess of earnings.

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Consolidated Statements of Income [1]
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	3Q 2022		2Q 2022
	AS REPORTED	PROFORMA FULL QUARTER	COMBINED	LEGACY HR	LEGACY HTA
Revenues
Rental income	298,931	344,251	338,916	140,632	198,284
Interest income	3,366	3,750	1,957	1,957	—
Other operating	4,057	4,057	4,587	2,738	1,849
	306,354	352,058	345,460	145,327	200,133
Expenses
Property operating	112,473	127,172	120,383	57,010	63,373
General and administrative	16,741	18,956	24,783	10,540	14,243
Acquisition and pursuit costs [2]	482	482	1,449	1,352	97
Merger-related costs	79,402	79,402	12,192	7,085	5,107
Depreciation and amortization	158,117	186,643	130,782	55,731	75,051
	367,215	412,655	289,589	131,718	157,871
Other income (expense)
Interest expense before merger-related fair value	($43,775)	($48,547)	($40,303)	($15,543)	($24,760)
Merger-related fair value debt adjustment	(9,269)	(11,844)	—	—	—
Interest expense	(53,044)	(60,391)	(40,303)	(15,543)	(24,760)
Gain on sales of real estate properties	143,908	143,908	8,496	8,496	—
Loss on extinguishment of debt	(1,091)	(1,091)	(3,615)	—	(3,615)
Equity loss from unconsolidated joint ventures	(124)	(124)	94	(307)	401
Interest and other income (expense), net	(172)	(172)	9	(125)	134
	89,477	82,130	(35,319)	(7,479)	(27,840)
Net income	$28,616	$21,533	$20,552	$6,130	$14,422
Net income attributable to non-controlling interests	(312)	(316)	(254)	—	(254)
Net income attributable to common stockholders	$28,304	$21,217	$20,298	$6,130	$14,168

MERGER-RELATED FAIR VALUE ADJUSTMENTS
		PROFORMA FULL QUARTER	PER SHARE
Merger-related fair value debt adjustment		(11,844)	($0.031)

G&A SYNERGIES
		QUARTERLY AMOUNT	PER SHARE
Q2 2022 combined		$24,783
Legacy HTA normalizing adjustments		(1,700)
Q2 2022 normalized combined		23,083
Q3 2022 realized synergies		(4,127)	($0.011)
Q3 2022 proforma full quarter		18,956
Remaining expected synergies		(4,500)	($0.012)

1On July 20, 2022, Legacy HR and Legacy HTA closed the merger of the two companies, in which Legacy HR was the acquirer under GAAP. Accordingly, the historic financial statements of the combined company are those of Legacy HR. Unless otherwise noted, third quarter data is for the combined company, whether on an actual or pro forma basis.
2Includes third party and travel costs related to the pursuit of acquisitions and developments.

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Reconciliation of FFO, Normalized FFO and FAD [1,2,3]
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	3Q 2022		2Q 2022
	AS REPORTED	PROFORMA FULL QUARTER	COMBINED	LEGACY HR	LEGACY HTA
Net income attributable to common stockholders	$28,304	$21,217	$20,298	$6,130	$14,168
(Gain) loss on sales of real estate assets	(143,908)	(143,908)	(8,496)	(8,496)	—
Real estate depreciation and amortization	159,643	188,131	131,778	57,334	74,444
Non-controlling income (loss) from partnership units	377	316	254	—	254
Unconsolidated JV depreciation and amortization	3,526	3,526	3,295	2,807	488
FFO	$47,942	$69,282	$147,129	$57,775	$89,354
Acquisition and pursuit costs [4]	482	482	1,449	1,352	97
Merger-related costs	79,402	79,402	12,192	7,085	5,107
Lease intangible amortization	(2)	127	815	584	231
Non-routine legal costs/forfeited earnest money received [5]	346	346	1,842	140	1,702
Debt financing costs	1,091	1,091	4,716	—	4,716
Unconsolidated JV normalizing items [6]	154	154	83	83	—
Normalized FFO	$129,415	$150,884	$168,226	$67,019	$101,207
Non-real estate depreciation and amortization	577	577	1,780	556	1,224
Non-cash interest amortization [7]	8,924	11,499	747	747	—
Provision for bad debt, net	457	457	16	16	—
Straight-line rent income, net	(7,715)	(9,908)	(3,743)	(1,327)	(2,416)
Stock-based compensation	3,666	3,666	5,547	3,356	2,191
Unconsolidated JV non-cash items [8]	(377)	(377)	(242)	(242)	—
Normalized FFO adjusted for non-cash items	134,947	156,798	172,331	70,125	102,206
2nd generation TI	(10,147)	(11,763)	(13,635)	(5,051)	(8,584)
Leasing commissions paid	(8,283)	(8,739)	(7,251)	(3,475)	(3,776)
Capital expenditures	(16,067)	(17,461)	(11,726)	(4,557)	(7,169)
Total maintenance capex	(34,497)	(37,963)	(32,612)	(13,083)	(19,529)
FAD	$100,450	$118,835	$139,719	$57,042	$82,677
Quarterly dividends [9]	$103,174	$119,194	$122,862	$47,097	$75,765
FFO per common share - diluted	$0.14	$0.18	$0.38	$0.38	$0.38
Normalized FFO per common share - diluted	$0.39	$0.39	$0.44	$0.45	$0.43
FFO wtd avg common shares outstanding - diluted [10]	332,819	384,615	383,670	150,545	233,125

1On July 20, 2022, Legacy HR and Legacy HTA closed the merger of the two companies, in which Legacy HR was the acquirer under GAAP. Accordingly, the historic financial statements of the combined company are those of Legacy HR. Unless otherwise noted, third quarter data is for the combined company, whether on an actual or pro forma basis.
2Funds from operations (“FFO”) and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). NAREIT defines FFO as “net income (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.”
3FFO, Normalized FFO and Funds Available for Distribution ("FAD") do not represent cash generated from operating activities determined in accordance with accounting principles generally accepted in the United States of America and is not necessarily indicative of cash available to fund cash needs. FFO, Normalized FFO and FAD should not be considered alternatives to net income attributable to common stockholders as indicators of the Company's operating performance or as alternatives to cash flow as measures of liquidity.
4Acquisition and pursuit costs include third party and travel costs related to the pursuit of acquisitions and developments.
5Non-routine legal costs include expenses related to two separate disputes; one with a contractor on a $60.6 million completed construction project and another with a tenant on a violation of use restrictions. Forfeited earnest money received related to a disposition that did not materialize.
6Includes the Company's proportionate share of normalizing items related to unconsolidated joint ventures such as lease intangibles and acquisition and pursuit costs.
7Includes the amortization of deferred financing costs, discounts and premiums, and non-cash financing receivable amortization.
8Includes the Company's proportionate share of straight-line rent, net and provision for bad debt, net related to unconsolidated joint ventures.
9Quarterly dividends for the third quarter represent dividends at the current rate of $0.31 per share multiplied by the weighted average shares outstanding. Actual dividends paid in the third quarter were $72.1 million.
10The Company utilizes the treasury stock method which includes the dilutive effect of nonvested share-based awards outstanding of 787,559 for the three months ended September 30, 2022.

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Reconciliation of Non-GAAP Measures
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA - UNAUDITED

Management considers funds from operations ("FFO"), FFO per share, normalized FFO, normalized FFO per share, funds available for distribution ("FAD") to be useful non-GAAP measures of the Company's operating performance. A non-GAAP financial measure is generally defined as one that purports to measure historical financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable measure determined in accordance with GAAP. Set forth below are descriptions of the non-GAAP financial measures management considers relevant to the Company's business and useful to investors.

The non-GAAP financial measures presented herein are not necessarily identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. These measures should not be considered as alternatives to net income (determined in accordance with GAAP), as indicators of the Company's financial performance, or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company's liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of the Company's needs.

FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). NAREIT defines FFO as “net income (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.” The Company defines Normalized FFO as FFO excluding acquisition-related expenses, lease intangible amortization and other normalizing items that are unusual and infrequent in nature. FAD is presented by adding to Normalized FFO non-real estate depreciation and amortization, deferred financing fees amortization, share-based compensation expense and provision for bad debts, net; and subtracting maintenance capital expenditures, including second generation tenant improvements and leasing commissions paid and straight-line rent income, net of expense. The Company's definition of these terms may not be comparable to that of other real estate companies as they may have different methodologies for computing these amounts. FFO, Normalized FFO and FAD do not represent cash generated from operating activities determined in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs. FFO, Normalized FFO and FAD should not be considered an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity. FFO, Normalized FFO and FAD should be reviewed in connection with GAAP financial measures.

Management believes FFO, FFO per share, Normalized FFO, Normalized FFO per share, and FAD provide an understanding of the operating performance of the Company’s properties without giving effect to certain significant non-cash items, including depreciation and amortization expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. The Company believes that by excluding the effect of depreciation, amortization, gains or losses from sales of real estate, and other normalizing items that are unusual and infrequent, FFO, FFO per share, Normalized FFO, Normalized FFO per share and FAD can facilitate comparisons of operating performance between periods. The Company reports these measures because they have been observed by management to be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs and because these measures are consistently reported, discussed, and compared by research analysts in their notes and publications about REITs.

Cash NOI and Same Store Cash NOI are key performance indicators. Management considers these to be supplemental measures that allow investors, analysts and Company management to measure unlevered property-level operating results. The Company defines Cash NOI as rental income and less property operating expenses. Cash NOI excludes non-cash items such as above and below market lease intangibles, straight-line rent, lease inducements, lease termination fees, tenant improvement amortization and leasing commission amortization. Cash NOI is historical and not necessarily indicative of future results.

Same Store Cash NOI compares Cash NOI for stabilized properties. Stabilized properties are properties that have been included in operations for the duration of the year-over-year comparison period presented. Accordingly, stabilized properties exclude properties that were recently acquired or disposed of, properties classified as held for sale, properties undergoing redevelopment, and newly redeveloped or developed properties.
The Company utilizes the redevelopment classification for properties where management has approved a change in strategic direction for such properties through the application of additional resources including an amount of capital expenditures significantly above routine maintenance and capital improvement expenditures. These properties are described in additional detail in Footnote 6 to the Condensed Consolidated Financial Statements.
Any recently acquired property will be included in the same store pool once the Company has owned the property for eight full quarters. Newly developed or redeveloped properties will be included in the same store pool eight full quarters after substantial completion.

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